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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1995, in Amendment No. 1 to Registration Statement (Form S-2) and related Prospectus of All American Communications, Inc. for the registration of 5,175,000 shares of its Class B Common Stock.


     We also consent to the incorporation by reference therein of our report with respect to the financial statement schedule of All American Communications, Inc. for the years ended December 31, 1994, 1993 and 1992 included in the Annual Report (Form 10-K) for 1994 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California

November 13, 1995